Exhibit 5.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363

Tel: 404.322.6000 Fax: 404.322.6050

www.nelsonmullins.com

May 5, 2017

STRATEGIC STORAGE GROWTH TRUST, INC.

10 Terrace Road

Ladera Ranch, California 92694

Re: Registration on Form S-3

Ladies and Gentlemen:

We serve as Maryland counsel to Strategic Storage Growth Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to 10,000,000 shares of common stock, $0.001 par value per share, consisting of Class A Common Stock (the “Class A Shares”) and Class T Common Stock (the “Class T Shares,” and collectively, the “Shares”), of common stock, $0.001 par value per share, of the Company (“Common Stock”), pursuant to the Company’s second amended and restated distribution reinvestment plan (“DRP”). The Class A Shares and Class T Shares are registered under the Company’s Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof. This opinion (the “Opinion”) is being provided at your request in connection with the filing of the Registration Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission pursuant to the requirements of the Act;

2.	the Second Articles of Amendment and Restatement of the Company, as amended by the Articles of Amendment and as supplemented by the Articles Supplementary to the Charter, (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.	the bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.	a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

With offices in California, Colorado, District of Columbia, Florida, Georgia, Massachusetts, New York, North Carolina, South Carolina, Tennessee, and West Virginia

Strategic Storage Growth Trust, Inc.

May 5, 2017

5.	resolutions adopted by the Board of Directors of the Company relating to the registration, sale, and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.	a Certificate executed by an officer of the Company, dated as of the date hereof; and

7.	such other documents and matters, certified or otherwise identified to our satisfaction, as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and duly authorized to do so.

B.	Other than with respect to the authorizations of the Company, the Documents have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding, and enforceable obligations of, each respective party to the Documents, all of the signatories to such Documents have been duly authorized to do so, and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, and perform such Documents.

C.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements, and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver by the Company of any provision of any of the Documents, by action or omission of the parties or otherwise. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Documents and certificates and statements of appropriate representatives of the Company.

D.	The Shares will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VI of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Resolutions, the Charter, and the Registration Statement, will be validly issued, fully paid and nonassessable. No opinion is expressed herein as to any matter other than the legality of the Shares.

Strategic Storage Growth Trust, Inc.

May 5, 2017

In addition to the assumptions, comments, qualifications, limitations, and exceptions set forth above, the opinions set forth herein are further limited by, subject to, and based upon the following assumptions, comments, qualifications, limitations, and exceptions:

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. We assume no obligation to supplement this opinion if any applicable law changes by legislation, judicial decision, or otherwise after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The opinion contained herein may be limited by (a) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.

This opinion is being delivered by us in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP